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                                                                      EXHIBIT 21



                                  SUBSIDIARIES



 The Registrant, Bolt Technology Corporation, a Connecticut Corporation, has no parent.

              The following are the subsidiaries of the Registrant
                               (at June 30, 1998)



                                                                State of
                                                             Incorporation
                                                             -------------

               Bolt International Corporation                Connecticut
               Duke Place Investments                        Delaware
               Bolt Export Corporation                       United States,
                                                             Virgin Islands
               Criterion Exploration, Inc.                   Texas
               Custom Products Corporation                   Connecticut



The names of certain subsidiaries are omitted since such subsidiaries considered in the aggregate would not constitute a significant subsidiary at the end of the year covered by this report.